CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-276004, 333-225164, 333-210505 and 333-190684) and on Form S-3 (Nos. 333-262693 and 333-262717) of Herc Holdings Inc. of our report dated February 13, 2025 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
February 13, 2025